UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2023

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850

Dallas, Texas 75201

(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

The Beneficient Company Group, L.P.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On June 7, 2023, Beneficient (f/k/a/ The Beneficient Company Group, L.P. (“BCG”)), a Nevada corporation (the “Company”), completed its previously announced business combination (the “Business Combination”) with Avalon Acquisition, Inc., a Delaware corporation (“Avalon”) pursuant to that certain Business Combination Agreement, dated September 21, 2022, by and among Avalon, BCG, Beneficient Merger Sub I, Inc., a Delaware corporation and direct, wholly-owned subsidiary of BCG (“Merger Sub I”), and Beneficient Merger Sub II, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of BCG (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”) (as amended, the “Business Combination Agreement” and such transactions described therein, the “Transactions”). Capitalized terms used and not otherwise defined in this Current Report on Form 8-K (this “Current Report”) have the meanings set forth in the Business Combination Agreement.

Pursuant to the terms of the Business Combination Agreement, on June 6, 2023, following a series of recapitalization transactions as further described below, BCG converted from a Delaware limited partnership to a Nevada corporation (the “Conversion”) and changed its name to “Beneficient.” On June 7, 2023, Merger Sub I merged with and into Avalon (the “Avalon Merger”), with Avalon surviving the Avalon Merger (the “Avalon Merger Surviving Company”) as a wholly owned subsidiary of the Company. Within two weeks following confirmation of the Avalon Merger, the Avalon Merger Surviving Company will merge with and into Merger Sub II (the “LLC Merger,” together with the Avalon Merger, the “Mergers”) with Merger Sub II surviving the LLC Merger as a wholly-owned subsidiary of the Company.

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to HCLP Credit Agreement

On June 5, 2023, Beneficient Company Holdings, L.P., a Delaware limited partnership and wholly-owned subsidiary of the Company (“BCH”), entered into (a) that certain Consent and Amendment No. 6 to Second Amended and Restated Credit Agreement (the “First Lien Amendment”), which amended the Second Amended and Restated Credit Agreement dated as of August 13, 2020, among BCH, HCLP Nominees L.L.C., a Delaware limited liability company (“HCLP”) and the other parties thereto, and (b) that certain Consent and Amendment No. 6 to

Second Amended and Restated Second Lien Credit Agreement (the “Second Lien Amendment,” and together with the First Lien Amendment, the “Amendments”), which amended the Second Amended and Restated Second Lien Credit Agreement dated as of August 13, 2020 among BCH, HCLP and the other parties thereto. Among other things, the Amendments (i) allow for the consummation of the Transactions pursuant to the Business Combination Agreement, and effective as of the Avalon Merger Effective Date (as defined herein) (ii) amend the definition of “Change of Control” (as defined therein), and (iii) provide that Beneficient will be the “Parent” thereunder.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendments, which are attached hereto as Exhibits 10.1 and 10.2 to this Current Report and are incorporated herein by reference.

Recapitalization of BCG

On June 6, 2023, immediately prior to the Conversion, BCG was recapitalized (the “BCG Recapitalization”) as follows: (i) the limited partnership agreement of BCG was amended to create one new subclass of BCG common units, the Class B Common Units (the “BCG Class B Common Units”), and the existing common units were renamed the Class A Common Units (the “BCG Class A Common Units”); and (ii) certain holders of the Preferred Series A Subclass 1 Unit Accounts of BCH (the “BCH Preferred A-1 Unit Accounts”) entered into conversion and exchange agreements (the “BCG Conversion and Exchange Agreements”) with BCG and BCH, pursuant to which they converted certain BCH Preferred A-1 Unit Accounts to Class S Ordinary Units of BCH (the “BCH Class S Ordinary Units”), which BCH Class S Ordinary Units were contributed to BCG in exchange for BCG Class A Common Units. Pursuant to the Conversion, the BCG Class A Common Units converted into 1.25 shares of Beneficient Class A common stock, par value $0.001 per share (“Beneficient Class A common stock”), and the BCG Class B Common Units converted into 1.25 shares of Beneficient Class B common stock, par value $0.001 per share (“Beneficient Class B common stock” and together with the Beneficient Class A common stock, the “Beneficient common stock”). The Beneficient Class B common stock is convertible into Beneficient Class A common stock on a one-for-one basis at the election of the holder thereof and is entitled to 10 votes per share in all matters on which stockholders of Beneficient generally are entitled to vote.

The following table provides additional information on the securities contributed and exchanged by each of Beneficient Holdings Inc. (“BHI”), Bruce W. Schnitzer and Hicks Holdings Operating, LLC.

Name	Converted Capital Account Balance of BCH Preferred A-1 Units Accounts	BCH Class S Ordinary Units Received	BCG Class B Units Received
BHI	$177,194,830	14,175,586	14,175,586
Bruce W. Schnitzer	$987,605	79,008	79,008
Hicks Holdings Operating, LLC	$13,222,077	1,057,766	1,057,766

Total	$191,404,512	15,312,360	15,312,360

The following table provides additional information on the securities contributed and exchanged by each of Bruce W. Schnitzer and Richard W. Fisher.

Name	Converted Capital Account Balance of BCH Preferred A-1 Unit Accounts	BCH Class S Ordinary Units Received	BCG Class A Units Received
Bruce W. Schnitzer	$734,053	658,724	658,724
Richard W. Fisher	$1,721,658	737,733	737,733

Total	$2,455,711	1,396,457	1,396,457

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the BCG Conversion and Exchange Agreements, copies of which are attached hereto as Exhibits 10.3, 10.4, 10.5 and 10.6 to this Current Report and are incorporated herein by reference. Additional information concerning material relationships between the Company, BHI, Bruce W. Schnitzer and Hicks Holdings Operating, LLC is set forth in the section of BCG’s Registration Statement on Form S-4 (File No. 333-268741), as amended (the “Registration Statement”), initially filed on December 9, 2022, titled “Certain Beneficient Relationships and Related Party Transactions,” which information is incorporated herein by reference.

Contribution and First Amended and Restated Limited Liability Agreement of Beneficient Company Group, L.L.C.

On June 6, 2023, BCG converted from a Delaware limited partnership to a Nevada corporation (the “Conversion”), renamed itself “Beneficient” and adopted its articles of incorporation and bylaws. On June 6, 2023, following the BCG Recapitalization and the Conversion, the Company, as the sole member of Beneficient Company Group, L.L.C. (“Ben LLC”), adopted the First Amended and Restated Limited Liability Company Agreement of Ben LLC (the “Ben LLC A&R LLCA”). The Ben LLC A&R LLCA establishes managing member interests and non-managing members interests, referred to as the Class A Units of Ben LLC. Beneficient is designated as the sole managing member. In addition, certain additional amendments were made which principally focused on the management of Ben LLC by the managing member. After the adoption of the Ben LLC A&R LLCA, Beneficient contributed to Ben LLC all of the BCH limited partnership interests and general partnership interests held by Beneficient (the “Contribution”), and Ben LLC became the general partner of BCH and the holder of 100% of the outstanding Class A Units of BCH.

Additional information about the Ben LLC A&R LLCA is set forth in the section of BCG’s Registration Statement, titled “Description of the First Amended and Restated Limited Liability Agreement of Beneficient Company Group, L.L.C.,” which information is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Ben LLC A&R LLCA, which is attached hereto as Exhibit 4.2 to this Current Report and is incorporated herein by reference.

Closing of Business Combination

At the Avalon Merger Effective Time, each share of Avalon common stock issued and outstanding immediately prior to the Avalon Merger Effective Time automatically converted into one share of Beneficient Class A common stock and one share of Beneficient Series A Convertible Preferred Stock, par value $0.001 per share (the “Beneficient Series A preferred stock”). Additionally, at the Avalon Merger Effective Time, pursuant to the terms of the Warrant Agreement Amendment, each Avalon Warrant automatically converted into a Beneficient Warrant.

In the Avalon Merger, the Company issued (i) an aggregate of approximately 7,971,864 shares of Beneficient Class A common stock to the former holders of Class A Common Stock of Avalon, par value $0.0001 per share (“Avalon Class A common stock”), and Class B Common Stock of Avalon, par value $0.0001 per share (“Avalon Class B common stock”), outstanding immediately prior to the Avalon Merger Effective Time and (ii) an aggregate of approximately 2,796,864 shares of Beneficient Series A preferred stock to non-redeeming Avalon Class A stockholders, and the Avalon Warrants converted into an aggregate of 23,625,000 Beneficent Warrants. Immediately after the Business Combination, approximately 188,674,282 shares of Beneficient Class A common stock were issued and outstanding, 19,140,451 shares of Beneficient Class B common stock were issued and outstanding, approximately 2,796,864 shares of Beneficient Series A preferred stock were issued and outstanding and 23,757,500 Beneficient Warrants were issued and outstanding. Because the Beneficient Series A preferred stock is not expected to be listed on Nasdaq, the Beneficient Series A preferred stock terms provide that upon its issuance, each share of Beneficient Series A preferred stock will automatically convert into one-quarter of a share of Beneficient Class A common stock, or an aggregate of approximately 699,216 additional shares of Beneficient Class A common stock. Following such Conversion, there will be approximately 189,373,498 shares of Beneficient Class A common stock outstanding following the Business Combination.

The Company expects the Beneficient Class A common stock to begin trading on the Nasdaq Global Market under the symbol “BENF” on June 8, 2023. The Company expects the Beneficient Warrants to begin trading on the Nasdaq Capital Market under the symbol “BENFW” on June 8, 2023.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by the text of the Business Combination Agreement, which is attached hereto as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Eighth Amended and Restated Limited Partnership Agreement of Beneficient Company Holdings, L.P.

On June 7, 2023, the Eighth Amended and Restated Limited Partnership Agreement of BCH (the “BCH LPA”) was adopted and became effective upon the consummation of the Business Combination. The BCH LPA amended the existing BCH LPA, to, among other things, make certain revisions facilitating the Business Combination and the related Transactions, including replacing BCG as the general partner of BCH with Ben LLC following the Conversion and the Contribution. Following the effectiveness of the BCH LPA, the units of BCH consist of five classes: (i) the BCH Class A Units, (ii) the BCH Class S Ordinary Units, (iii) the BCH Class S Preferred Units, (iv) the BCH FLP Unit Accounts and (v) the BCH Preferred Series Unit Accounts (each as defined in the BCH LPA).

The BCH FLP Unit Accounts are further subdivided into BCH FLP-1 Unit Accounts, with specific rights set forth in the BCH LPA and which shall initially represent 50.5% (excluding the BCH FLP-3 Unit Accounts) of the BCH FLP Unit Accounts, with the balance, initially representing 49.5% (excluding the BCH FLP-3 Unit Accounts) of the BCH FLP Unit Accounts, being the BCH FLP-2 Unit Accounts, and the remainder being the BCH FLP-3 Unit Accounts (each as defined in the BCH LPA). Additionally, the Preferred Series Unit Accounts were further subdivided into Preferred Series A Subclass 0 Unit Accounts (“BCH Preferred A-0 Unit Accounts”), BCH Preferred A-1 Unit Accounts, and Preferred Series C Subclass 1 Unit Accounts (“BCH Preferred C-1 Unit Accounts”), in each case, with such rights as expressly provided in the BCH LPA. In addition, certain additional amendments were made which (i) reduced and delayed the preferred returns on certain preferred units of BCH, (ii) delayed the date upon which the BCH Preferred A-1 Unit Accounts could be converted until January 1, 2025, subject to certain exceptions, (iii) amended the conversion prices applicable to the BCH Preferred A-0 Unit Accounts and BCH Preferred A-1 Unit Accounts and (iv) amended the provisions for the allocation of the carrying value adjustments so that 50.5% of each allocation will be made to the BCH FLP-1 Unit Accounts and 49.5% to the BCH FLP-2 Unit Accounts.

Additional information about the BCH LPA is set forth in the section of the Registration Statement titled “Description of the Eighth Amended and Restated Limited Partnership Agreement of Beneficient Company Holdings, L.P.,” which information is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the BCH LPA, which is attached hereto as Exhibit 4.8 to this Current Report and is incorporated herein by reference.

Exchange Agreement

Pursuant to the terms of the BCH LPA, which became effective upon the consummation of the Business Combination, certain units of BCH may be exchanged from time to time and subject to certain terms and conditions for shares of Beneficient Class A common stock following the Conversion. To facilitate the exchange of such BCH units and to set forth certain terms and conditions for such exchange, the Company entered into that certain Exchange Agreement (the “Exchange Agreement”), dated June 7, 2023, by and among the Company, Ben LLC and BCH.

The number of shares of Beneficient Class A common stock issuable upon any such exchange governed by the Exchange Agreement will be determined pursuant to the BCH LPA and related agreements. Beneficient may delay the issuance of any shares of Beneficient Class A common stock following the Conversion, unless the issuance of such securities is registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws or Beneficient has determined that the issuance of such securities would be exempt from registration.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, which is attached hereto as Exhibit 4.4 to this Current Report and is incorporated herein by reference.

Amendment to Warrant Agreement

In connection with the Avalon Merger, the Company assumed the obligations of Avalon under that certain Warrant Agreement, dated October 5, 2021, by and between Avalon and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) pursuant to the terms of the Amendment to the Warrant Agreement, dated June 7, 2023, by and between the Company, Avalon and Continental Stock Transfer & Trust Company (the “Warrant Agreement Amendment”). Under the terms of the Warrant Agreement Amendment, at the effective time of the Avalon Merger (the “Avalon Merger Effective Time”), all of the outstanding warrants of Avalon entitling the holder thereof to purchase one share of Avalon Class A common stock, at an exercise price of $11.50 per share (subject to adjustment) (the “Avalon Warrants”) became a warrant to purchase one share of Beneficient Series A preferred stock (Avalon Warrants as converted, the “Beneficient Warrants”).

The Warrant Agreement Amendment also provides that those certain Avalon Warrants issued in a private placement at the time of the consummation of Avalon’s initial public offering (the “Avalon Private Warrants” and as converted, the “Beneficient Private Warrants”) waived the right to receive Beneficient Series A preferred stock upon exercise of a Beneficient Private Warrant unless such exercise is after the later of (x) 90 days after the closing of the Business Combination (“Closing”) and (y) 30 days after Beneficient has an effective registration statement under the Securities Act with respect to the issuance of shares of Beneficient Class A common stock and Beneficient Series A preferred stock upon exercise of the Beneficient Warrants and the Beneficient Private Warrants (the “Series A Preferred Stock Conversion Date”).

The foregoing description of the Warrant Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement and the Warrant Agreement Amendment, copies of which are attached hereto as Exhibits 4.1.1 and 4.1.2, respectively, to this Current Report and are incorporated herein by reference.

Stockholders Agreement

In connection with the consummation of the Transactions, the Company and certain persons who became holders of Beneficient Class B common stock as a result of the BCG Recapitalization, the Conversion and the Avalon Merger entered into a Stockholders Agreement (the “Stockholders Agreement”), which became effective at the Avalon Merger Effective Time.

Pursuant to the Stockholders Agreement, the holders of Beneficient Class B common stock (the “Class B Holders”) shall have the right to elect at least five directors to the Company’s board of directors (the “Board” and the directors elected by the Class B Holders, the “Class B Directors”), and the Board will be required to establish and maintain (i) a compensation committee, (ii) a nominating committee, (iii) an executive committee and (iv) a community reinvestment committee (collectively, the “Board Committees”). The Stockholders Agreement also provides that each of the Board Committees will be comprised of no more of four members, and at least two (2) members shall be Class B Directors designated by the majority of the Class B Directors and the remaining members shall be designated by the directors elected by holders of Beneficient Class A common stock and Beneficient Class B common stock, voting together as a single class. The majority of the Class B Directors also have the right to designate the chair of each of the Board Committees. The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, a copy of which is attached hereto as Exhibit 4.3 to this Current Report and is incorporated herein by reference.

Registration Rights Agreements

GWG Registration Rights Agreement

On August 10, 2018, BCG and GWG Holdings Inc. (“GWG”) entered into the Registration Rights Agreement related certain securities held by GWG in BCG, which provided GWG with certain customary registration rights (the “GWG Registration Rights Agreement”). The registrable securities under the GWG Registration Rights Agreement would include the shares of Beneficient Class A common stock issuable upon the conversion of the BCG Class A Common Units, Preferred B-2 Unit Accounts pursuant to the Conversion and the BCH Preferred C-1 Unit Accounts. Pursuant to the GWG Registration Rights Agreement, GWG is entitled to certain customary demand registration, shelf takedown and piggyback registration rights, subject to certain customary limitations (including with respect to minimum offering size and a maximum number of demands and underwritten shelf takedowns within certain periods). The agreement remains in effect until the earlier of the date GWG is permitted to sell all registrable securities under Rule 144 or until the registrable securities are sold. The foregoing description of the GWG Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the GWG Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.5 to this Current Report and is incorporated herein by reference.

Hatteras Registration Rights Agreement

On December 7, 2021, BCG entered into the Hatteras Registration Rights Agreement with certain holders party thereto (collectively, “Hatteras”), pursuant to which, Hatteras was provided certain registration rights related to Preferred B-2 Unit Accounts of BCG (the “Preferred B-2 Unit Accounts”) (the “Hatteras Registration Rights Agreement”). The registrable securities under the Hatteras Registration Rights Agreement would include the shares of Beneficient Class A common stock issuable upon the conversion of the Preferred B-2 Unit Accounts pursuant to the Conversion. The Hatteras Registration Rights Agreement provides the holders with certain demand registration, shelf takedown and piggyback registration rights with respect to the registrable securities, subject to certain customary limitations (including with respect to the maximum number of securities and a maximum number of demands and underwritten shelf takedowns within certain periods). The Hatteras Registration Rights Agreement remains in effect until the earlier of the seventh anniversary of the closing of the initial issuance of the Preferred B-2 Unit Accounts or, as to the holders party thereto or any permitted transferees of such holders, on such date on which all registrable securities owned by such holders or any permitted transferees of such holders cease to be registrable securities. In connection with the Business Combination, the Company assumed the Hatteras Registration Rights Agreement. The foregoing description of the Hatteras Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Hatteras Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.6 to this Current Report and is incorporated herein by reference.

Ben Legacy Holder Registration Rights Agreement

In connection with the consummation of the Transactions, the Company, Avalon Acquisition Holdings, LLC (the “Avalon Sponsor”) and the directors and executive officers of the Company, and other direct and indirect holders of BCH entered into a Registration Rights Agreement (the “Ben Legacy Holder Registration Rights Agreement”) containing certain registration rights for their Beneficient Class A common stock and the shares of Beneficient Class A common stock underlying the Beneficent Class B common stock. Under the Ben Legacy Holder Registration Rights Agreement, as soon as it is permitted to do so, the Company shall file a shelf registration statement to register the resale of certain shares of Beneficient Class A common stock and maintain its effectiveness until all registrable securities have been sold or may be sold in a single transaction pursuant to Rule 144 without volume limitation or current public information. Holders of registrable securities shall be entitled to demand and piggyback registration rights, subject to certain conditions set forth in the Ben Legacy Holder Registration Rights Agreement.

The foregoing description of the Ben Legacy Holder Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Ben Legacy Holder Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.7 to this Current Report and is incorporated herein by reference.

Recent Financings Registration Rights Agreement

In connection with the Recent Financings (as described herein), the Company granted certain customary registration rights to the investors receiving the securities comprising the Recent Financing Units.

Lockup Agreements

B-1 and B-2 Holder Lock-Up Agreement

Pursuant to the Business Combination Agreement and the BCG limited partnership agreement, it was contemplated that certain holders of Preferred Series B-1 Unit Accounts of BCG (the “BCG Preferred Series B-1 Unit Accounts”) and Preferred Series B-2 Unit Accounts who became holders of Beneficient Class A common stock as a result of the Transactions would enter into a lock-up agreement (the “B-1 and B-2 Lock-Up Agreement”) with the Company, pursuant to which each such holder would agree not to transfer Beneficient Class A common stock or securities convertible into Beneficient Class A common stock held or subsequently acquired by such holder for the applicable lock-up period. For such holders, the applicable lock-up period would begin as of Closing and ends on the earlier (x) one (1) year following the Closing and (y) the date after the Closing on which the Company consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders having the right to exchange their equity holdings in Company for cash, securities or other property; provided that 25% of such holder’s shares shall be released from lockup on each of the 91st, 181st and 271st day following the Closing. GWG did not execute the B-1 and B-2 Lock-Up Agreement, and the requirement for the other holders of BCG Preferred Series B-2 Unit Accounts was waived.

Beneficient Legacy Holder Lock-Up Agreement

The Company and certain executive officers of BCG and directors of the general partner of BCG who became holders of Beneficient Class A common stock as a result of the Transactions entered into a lock-up agreement (“Beneficient Legacy Lock-Up Agreement”), dated June 7, 2023, pursuant to which each such holder agreed not to transfer Beneficient Class A common stock or securities convertible into Beneficient Class A common stock held or subsequently acquired by such holder for the applicable lock-up period. For such holders, the applicable lock-up period began as of the Closing and ends on earlier of (x) six (6) months of the date of the Closing, (y) the date after the 150th day following the Closing on which the closing price of the Beneficient Class A common stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, share consolidations, subdivisions, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least 150 days after the Closing, and (z) the date after the Closing on which the Company consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders having the right to exchange their equity holdings in Company for cash, securities or other property; provided that 250 shares of Beneficient Class A common stock shall be free from lock-up for each holder. The foregoing description of the Beneficient Legacy Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Beneficient Legacy Lock-Up Agreement, a form of which is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

Amendment to Letter Agreement

Concurrently with the execution of the Business Combination Agreement, BCG, Avalon and the Avalon Sponsor entered into the Amendment to Letter Agreement (the “Amendment to Letter Agreement”), and in connection with the Closing, certain officers and directors of Avalon entered into Amendments to Letter Agreement, under which the parties agreed, among other things, to amend those certain Letter Agreements, dated October 5, 2021 (the “Original Agreements”), with Avalon, to reflect the Transactions contemplated by the Business Combination Agreement, including without limitation, by (i) adding Beneficient as a party to the Original Agreement and (ii) updating the defined terms of the Original Agreement to reflect the Business Combination and the transactions contemplated by the Business Combination Agreement. Among other things, pursuant to the Original Agreements, the Avalon Sponsor, officers and directors of Avalon agreed not to transfer the shares of Avalon Class B common stock, (the Avalon Class B common stock and together with the Avalon Class A common stock, the “Avalon common stock”), they held under the earliest of: (1) one year after the Closing, (2) the date following the Closing on which Avalon completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Avalon’s stockholders having the right to exchange their shares of Avalon common stock for cash, securities or other property and (3) the date following the Closing that the closing price of Avalon’s common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing. Pursuant to the Amendment to Letter Agreement, such lockup provision will apply to the shares of Beneficient Class A common stock received by such parties pursuant to the Transactions.

The Avalon Sponsor also consented to an amendment to the terms of the Avalon Private Warrants to waive the right to receive Beneficient Series A preferred stock upon exercise of a Beneficient Private Warrant unless such exercise is after the Series A Preferred Stock Conversion Date.

The foregoing description of the Amendment to the Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of the Amendment to the Letter Agreement, a copy of which is attached hereto as Exhibit 10.10 and is incorporated herein by reference.

Sponsor Extended Lock-Up Agreement

The Avalon Sponsor agreed to an extended lock-up on certain shares of its Class A common stock (the “Sponsor Extended Lock-Up Agreement”). Concurrently with the execution of the Business Combination Agreement, BCG and the Avalon Sponsor entered into the Sponsor Extended Lock-Up Agreement, pursuant to which the Avalon Sponsor agreed, among other things, that subject to certain exceptions, the Avalon Sponsor may not make a Prohibited Transfer (as defined in the Sponsor Extended Lock-Up Agreement) of 1,500,000 shares of Beneficient Class A common stock to be received or securities convertible into Beneficient Class A common stock held or subsequently acquired by Avalon Sponsor during the period commencing on the Closing and ending on the earliest of (x) December 31, 2029, (y) the date after December 31, 2024 on which the closing price of the Beneficient common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within any 30 trading day period following December 31, 2024, and (z) the date after the Closing on which Beneficient consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of Beneficient’s shareholders having the right to exchange their equity holdings in Beneficient for cash, securities or other property. The Avalon Sponsor will be permitted to transfer such shares under the Sponsor Extended Lock-Up Agreement: (i) at a price greater than $18.00 per share beginning 180 days after the Closing, (ii) beginning on January 1, 2025, at a price of $10.50 or greater, and (iii) in each of 2028 and 2029, 20% of the shares initially covered by the Sponsor Extended Lock-Up Agreement at any price.

The foregoing description of the Sponsor Extended Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Extended Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.11 and is incorporated herein by reference.

Indemnification Agreements

On June 7, 2023, the Company entered into indemnification agreements (each an “Indemnification Agreement”) with each of Brad K. Heppner, Peter T. Cangany, Jr., Richard W. Fisher, Derek L. Fletcher, Thomas O. Hicks, Emily B. Hill, Dennis P. Lockhart, Bruce W. Schnitzer and James G. Silk, each of whom is a director of the Company following the Business Combination, and Gregory W. Ezell, Jeff Welday, Maria S. Rutledge, Scott Wilson, Samuel Hikspoors, and David B. Rost, each of whom is an officer of the Company following the Business Combination. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Nevada law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing description of the Indemnification Agreement is a summary only and is qualified in its entirety by reference to the Indemnification Agreement, a form of which is attached hereto as Exhibit 10.12 and is incorporated herein by reference.

Second Amended and Restated Bradley Capital Agreement

In connection with the Closing, BCG’s existing Services Agreement by and among Bradley Capital Company, L.L.C. (“Bradley Capital”), Beneficient Management Counselors, L.L.C., BCG and BCH, effective June 1, 2017 (as amended, the “Bradley Capital Agreement”), was replaced by a Second Amended and Restated Services Agreement (the “Second A&R Bradley Capital Agreement”) with the Company as a party. The Second A&R Bradley Capital Agreement is substantially similar to the existing Bradley Capital Agreement, subject to certain changes as follows. The Executive Committee (as defined in the Second A&R Bradley Capital Agreement) reference was revised to refer to the Executive Committee of the Board, and the Second A&R Bradley Capital Agreement expressly states that it shall in no way limit the authority of Board to appoint and remove officers of the Company, including its chief executive officer. The term of the Second A&R Bradley Capital Agreement extends through December 31, 2023, with an annual one-year renewal provision thereafter. The termination provision was revised so that the agreement may be terminated upon the approval of all members of the Executive Committee, excluding Brad K. Heppner if he is then serving on the Executive Committee. The base fee was increased to $460,000 per quarter and the supplemental fee was increased to $180,000 per quarter, with each fee remaining subject to an annual inflation adjustment. In addition, revisions were made to the limitation of liability and indemnification provisions to reflect the applicability of the corporation laws of Nevada to Beneficient.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Second A&R Bradley Capital Agreement, which is attached hereto as Exhibit 10.13 to this Current Report and is incorporated herein by reference.

Forward Purchase Agreement

On June 5, 2023, BCG entered into a Prepaid Forward Purchase Agreement, as amended by and between BCG and RiverNorth SPAC Arbitrage Fund, L.P. (the “Purchaser”), pursuant to which the Purchaser has agreed to, among other things, effect certain purchases of shares of Avalon Class A common stock that would have been redeemed in connection with the special meeting of Avalon’s stockholders (the “Special Meeting”) to approve the transactions contemplated Business Combination Agreement (the “Forward Purchase Agreement”).

Pursuant to the Forward Purchase Agreement, Purchaser has agreed to purchase shares of Avalon Class A common stock (the “AVAC FPA Shares”) at a purchase price per share of $10.57(for aggregate consideration of approximately $20,000,000). The AVAC FPA Shares will not be redeemed in connection with the Special Meeting and will convert into shares of Beneficient Class A common stock and Beneficient Series A preferred stock upon consummation of the Business Combination. The Beneficient Series A preferred stock will convert in accordance with its terms to shares of Beneficient Class A common stock, and Purchaser will hold an aggregate of 2,956,480 shares of Beneficient Class A common stock following such conversion in respect of the AVAC FPA Shares (such shares of Beneficient Class A common stock, the “FPA Shares”).

The approximately $20,000,000 in proceeds (the “Disbursed Amount”) in respect of the FPA Shares will be disbursed from the Avalon trust account following the consummation of the Business Combination. $5,000,000 of the Disbursed Amount will be disbursed to Beneficient, with the remaining aproximately $20,000,000 (the “Reserve Amount”) to be disbursed to Purchaser to be held by Purchaser until the Maturity Date (as defined below) or until its earlier release per the terms of the Forward Purchase Agreement.

The Forward Purchase Agreement provides for two categories of FPA Shares: (i) 1,064,333 FPA Shares shall be categorized as “Purchased Shares” (the “Purchased Shares”) and (ii) the remaining 1,892,147 FPA Shares shall be categorized as “Prepaid Forward Shares” (the “Prepaid Forward Shares”). If by the 10th anniversary of the close of the Business Combination, Purchaser has received less than $5,000,000, in gross proceeds from, and Purchaser has used good faith efforts to sell, the Purchased Shares, Beneficient has agreed to cause BCH to issue Purchaser an amount of BCH Preferred Series A-0 Unit Accounts (or such other senior most preferred security of Beneficient) as consideration for any shortfall amounts less than $4,982,762 from the sale of the Purchased Shares. Purchaser has agreed for the first six months following the Business Combination not to sell any Purchased Shares below $5.00 per share or to sell more than 10% of the daily trading volume of the Beneficient Class A common stock if the volume weighted average price of the Beneficient Class A common stock is between $5.00 and $8.00 for any such trading day.

For a period of two years following the closing of the Business Combination (the date on which such two-year period ends, the “Maturity Date”), Purchaser may sell the Prepaid Forward Shares at a price not lower than $10.88 per share. Upon consummation of any sales of Prepaid Forward Shares, Purchaser must remit $10.57 per share from the Reserve Amount to Beneficient. At the Maturity Date, any remaining Reserve Amounts shall be retained by the Purchaser and any unsold Prepaid Forward Shares shall be remitted to Beneficient.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report in the section titled “Amendment to HCLP Credit Agreement” is incorporated in this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 with respect to the Initial Recapitalization and the Conversion is incorporated herein by reference into this Item 3.02.

On December 1, 2022, the Company, through its subsidiary, entered into agreements to finance liquidity transactions with respect to alternative assets with a net asset value (“NAV”) of approximately $5.3 million as of the date of the relevant financing agreement (the “Recent Financings”). Pursuant to such transactions, the Company’s customized trust vehicles agreed to acquire alternative assets, and in exchange for such alternative assets, the customers agreed to receive units at a price of $10.00 of NAV (calculated as of December 1, 2022) per unit, with each unit consisting of (i) one share of Beneficient Class A common stock and (ii) one-fourth (1/4) of a Beneficient Warrant (the units, the “Recent Financings Units”). The Recent Financings closed in connection with the Closing, and the Company issued the investor 530,000 shares of Beneficient Class A common stock and 132,500 Beneficient Warrants. The issuance of the Recent Financing Units pursuant to the Recent Financings were not registered under the Securities Act, and the Recent Financing Units were issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

On June 7, 2023, Maxim Group LLC (“Maxim”) agreed to purchase 274,500 shares of Beneficient Class A common stock in exchange for a portion of its deferred underwriting commission for the initial public offering of Avalon. The issuance of such shares to Maxim were not registered under the Securities Act and were issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 is incorporated herein by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In connection with the Closing, Brad K. Heppner, Thomas O. Hicks, Richard W. Fisher, Bruce W. Schnitzer, Peter T. Cangany, Jr., Emily B. Hill, Dennis P. Lockhart, James G. Silk and Derek L. Fletcher were appointed to the Company’s Board of Directors, and Brad K. Heppner was appointed as chairman of the Board of Directors. The Class A Directors (as defined in the Stockholders Agreement) are Peter T. Cangany, Jr., Emily B. Hill, Dennis P. Lockhart and Richard W. Fisher. The Class B Directors (as defined in the Stockholders Agreement) are Brad Heppner, Bruce W. Schnitzer, Thomas O. Hicks, James G. Silk and Derek L. Fletcher. Additional information with respect to the Board of Directors regarding, among other things, their background, board committee membership, independence, arrangement for election, family relationships, related party transactions and compensatory arrangements is set forth in the sections of the Registration Statement titled “Management after the Business Combination,” “Certain Beneficient Relationships and Related Party Transactions” and “Director Compensation,” which such information is incorporated herein by reference.

Director Agreements

In connection with the Closing, the Company entered into termination agreements that terminated existing director agreements with each of Messrs. Silk, Fletcher and Ms. Hill, although each director remains a director following the Closing (such agreements to terminate, the “Director Termination Agreements”). The foregoing descriptions of the Director Termination Agreements do not purport to be complete and are qualified in their entirety by reference to the Director Termination Agreements, which are attached hereto as Exhibit 10.14, Exhibit 10.15 and Exhibit 10.16 to this Current Report and are incorporated herein by reference.

Also in connection with the Closing, the Company entered into consulting agreements with each of Messrs. Hicks, Schnitzer and Fisher to replace and supersede their respective director agreements (the “Consulting Agreements”). Pursuant to the Consulting Agreements, each of Messrs. Hicks, Schnitzer and Fisher agreed to mentor, advise and support Beneficient and its related entities regarding its business of providing services, insurance, liquidity and financing for alternative asset holders and will each receive an annual cash fee of $150,000 per year. Such consulting fee will be in addition to the annual cash retainer Messrs. Hicks, Schnitzer and Fisher receive under the director compensation program. The Consulting Agreements acknowledge the continuing effectiveness of certain provisions in the director agreements regarding equity awards previously awarded to Messrs. Hicks, Schnitzer and Fisher under their respective previous director agreements. The Consulting Agreements have an initial term of one (1) year and will automatically renew for successive one (1) year terms unless sooner terminated in accordance with their terms. In the event the initial or any renewal term is terminated before it expires due to a removal or because Messrs. Hicks, Schnitzer and Fisher is not re-elected or re-appointed, in each case without cause (as defined in the consulting agreement), the annual consulting fee will continue to be paid through the end of the initial or renewal term, as applicable. In connection with the consulting agreements, Messrs. Hicks, Schnitzer and Fisher agreed to confidentiality and intellectual property protection provisions. The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Consulting Agreements, which are attached hereto as Exhibit 10.17, Exhibit 10.18 and Exhibit 10.19 to this Current Report and are incorporated herein by reference.

Executive Officers

Additional information with respect to our executive officers, among other things, their background, board family relationships, related party transactions and compensatory arrangements is set forth in the sections of the Registration Statement titled “Management after the Business Combination,” “Certain Beneficient Relationships and Related Party Transactions” and “Executive Compensation,” which such information is incorporated herein by reference.

Compensation Plans

Effective as of the Conversion, the Company adopted the Beneficient 2023 Long-Term Incentive Plan (the “2023 Plan”). The number of shares of Beneficient Class A common stock available under the 2023 Plan will be 15% of the total number of shares issued and outstanding or then issuable upon the conversion of outstanding securities of the Company as of the date of the Conversion. Notwithstanding the foregoing, on the first trading date of each calendar quarter (the “Adjustment Date”), the number of shares of Beneficient Class A common stock available under the 2023 Plan shall be increased so that the total number of shares issuable under the 2023 Plan shall be equal to the lesser of (i) 200,000,000 shares, and (ii) 15% of the total number of shares issued and outstanding or then issuable upon the conversion of outstanding securities of the Company or its subsidiaries, as determined as of the Adjustment Date, provided that no such adjustment shall have any effect on the ISO Limit (as defined in the 2023 Plan), except for any adjustments summarized therein.

Additionally, the Company adopted the Third Amendment to the Beneficient Management Partners, L.P. 2019 Equity Incentive Plan (as amended, the “BMP Plan”) to amend certain provisions of the BMP Plan to reflect the Conversion, among other things. Additional information regarding the 2023 Plan and BMP Plan is set forth in the section of the Registration Statement titled “Executive Compensation,” which such information is incorporated herein by reference. The foregoing descriptions of the 2023 Plan and the BMP Plan do not purport to be complete and are qualified in their entirety by reference to the plans, which are attached hereto as Exhibit 10.7 and Exhibit 10.8 to this Current Report, respectively, and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Conversion, the Company adopted articles of incorporation (“Articles of Incorporation”), a certificate of designation for the Beneficient Series A preferred stock (“Certificate of Designation”) and bylaws (“Bylaws”). The Articles of Incorporation, Certificate of Designation and the Bylaws are attached hereto as Exhibit 3.1.1, Exhibit 3.1.2 and Exhibit 3.2, respectively, to this Current Report and are incorporated herein by reference. Additional information with respect to Articles of Incorporation, Certificate of Designation and the Bylaws is set forth in the section of the Registration Statement titled “Description of Securities of Beneficient,” which such information is incorporated herein by reference.

Item 8.01.	Other Events.

On June 7, 2023, Avalon issued a press release announcing the receipt of the vote necessary to approve the Business Combination. Effective as of the Avalon Merger Effective Time, certain stockholders of Avalon validly exercised their redemption rights and redeemed 18,058,386 shares of Avalon common stock (the “Redemption Shares”), which were converted into the right to receive from Avalon, in cash, a pro rata portion of the funds in Avalon’s trust account (the “Trust Account”). As a result, approximately $191,032,807 was removed from the Trust Account to pay such stockholders for the Redemption Shares. As of the Avalon Merger Effective Time, all Redemption Shares ceased to be outstanding and were automatically cancelled and retired and each holder of a Redemption Share ceased to have any rights with respect thereto, except the right to receive the cash payment in respect thereof from Avalon referred to in the immediately preceding sentence.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1#	Business Combination Agreement, dated as of September 21, 2022, by and among Avalon Acquisition, Inc., The Beneficient Company Group, L.P., Beneficient Merger Sub I, Inc., and Beneficient Merger Sub II, LLC (incorporated by reference to Exhibit 2.1 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

2.2	Amendment No. 1 to Business Combination Agreement, dated as of April 18, 2023, by and among Avalon Acquisition, Inc., The Beneficient Company Group, L.P., Beneficient Merger Sub I, Inc., and Beneficient Merger Sub II, LLC (incorporated by reference to Exhibit 2.2 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4/A (File No. 333-268741) filed with the Securities and Exchange Commission on April 19, 2023).

3.1.1*	Articles of Incorporation of Beneficient.

3.1.2*	Certificate of Designation of Beneficient Series A Convertible Preferred Stock.

3.2*	Bylaws of Beneficient.

4.1.1	Warrant Agreement, dated October 5, 2021, between Continental Stock Transfer & Trust Company and Avalon Acquisition Inc. (incorporated by reference to Exhibit 4.1 to Avalon Acquisition Inc.’s Current Report on Form 8-K (File No. 001-40872) filed with the Securities and Exchange Commission on October 12, 2021).

4.1.2*	Assignment, Assumption and Amendment to Warrant Agreement, dated June 7, 2023, by and among The Beneficient Company Group, L.P., Avalon Acquisition Inc. and Continental Stock Transfer & Trust Company.

4.2*	First Amended and Restated Limited Liability Company Agreement of Beneficient Company Group, L.L.C., dated June 6, 2023.

4.3*	Stockholders Agreement dated June 6, 2023, by and among Beneficient, Beneficient Holdings Inc., Hicks Holdings Operating, LLC and Bruce W. Schnitzer.

4.4*	Exchange Agreement dated June 7, 2023, by and among Beneficient, Beneficient Company Group, L.L.C. and Beneficient Company Holdings, L.P.

4.5	Registration Rights Agreement with GWG Holdings, Inc., a Delaware corporation, certain trusts related to The Beneficient Company Group, L.P., a Delaware limited partnership, and as set forth in the Agreement, dated August 10, 2018 (incorporated by reference to Exhibit 10.14 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

4.6	Registration Rights Agreement with Hatteras Investment Partners dated December 7, 2021(incorporated by reference to Exhibit 10.15 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

4.7*	Registration Rights Agreement, dated June 7, 2023, Beneficient, Beneficient Holdings Inc., Hicks Holdings Operating, LLC and Bruce W. Schnitzer, Avalon Acquisition Holdings, LLC.

4.8*	Eighth Amended and Restated Limited Partnership Agreement of Beneficient Company Holdings, L.P. dated June 7, 2023.

10.1*	Amendment No. 6 to Second Amended and Restated Credit Agreement, dated as of June 5, 2023, by and among Beneficient Company Holdings, L.P., The Beneficient Company Group, L.P. and HCLP Nominees, L.L.C.

10.2*	Amendment No. 6 to Second Amended and Restated Second Lien Credit Agreement, dated as of June 5, 2023, by and among Beneficient Company Holdings, L.P., The Beneficient Company Group, L.P. and HCLP Nominees, L.L.C.

10.3*	Conversion and Exchange Agreement, dated June 6, 2023, by and between Bruce W. Schnitzer, Beneficient Company Holding, L.P., and The Beneficient Company Group, L. P.

10.4*	Conversion and Exchange Agreement, dated June 6, 2023, by and between Richard W. Fisher, Beneficient Company Holding, L.P., and The Beneficient Company Group, L. P.

10.5*	Conversion and Exchange Agreement, dated June 6, 2023, by and between Beneficient Holdings Inc, Beneficient Company Holding, L.P., and The Beneficient Company Group, L. P.

10.6*	Conversion and Exchange Agreement, dated June 6, 2023, by and between Hicks Holdings Operating, LLC, Beneficient Company Holding, L.P., and The Beneficient Company Group, L. P.

10.7*	Beneficient 2023 Long-Term Equity Incentive Plan.

10.8*	Third Amendment to The Beneficient Management Partners, L.P. 2019 Equity Incentive Plan.

10.9*	Form of Beneficient Legacy Holder Lock-Up Agreement.

10.10	Form of Amendment to Letter Agreement (incorporated by reference to Exhibit 10.1 to Avalon Acquisition Inc.’s Current Report Form 8-K (File No. 001-40872) filed with the Securities and Exchange Commission on September 21, 2022).

10.11	Sponsor Extended Lock-Up Agreement (incorporated by reference to Exhibit 10.4 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.12	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.29 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4 (File No. 333-268741) filed with the Securities and Exchange Commission on December 9, 2022).

10.13*	Second Amended and Restated Services Agreement, dated June 7, 2023, by and among Bradley Capital Company, L.L.C., The Beneficient Company Group, L.P., Beneficient Company Holdings, L.P. and Beneficient Management Counselors, L.L.C.

10.14*	Director Termination Agreement dated June 6, 2023, by and among and among Beneficient Management, L.L.C., The Beneficient Company Group, L.P., Beneficient Management Counselors, L.L.C., Beneficient Holdings, Inc. and James G. Silk.

10.15*	Director Termination Agreement dated June 6, 2023, by and among and among Beneficient Management, L.L.C., The Beneficient Company Group, L.P., Beneficient Management Counselors, L.L.C., Beneficient Holdings, Inc. and Derek L. Fletcher.

10.16*	Director Termination Agreement dated June 6, 2023, by and among and among Beneficient Management, L.L.C., The Beneficient Company Group, L.P., Beneficient Management Counselors, L.L.C., Beneficient Holdings, Inc. and Emily B. Hill.

10.17*	Consulting Agreement date June 7, 2023, by and between Beneficient and Bruce W. Schnitzer.

10.18*	Consulting Agreement date June 7, 2023, by and between Beneficient and Richard W. Fisher.

10.19*	Consulting Agreement date June 7, 2023, by and between Beneficient and Thomas O. Hicks.

*	Filed herewith.
#

Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ James G. Silk
Name:	James G. Silk
Title:	Executive Vice President and Chief Legal Officer

Dated: June 8, 2023